                                                                   EXHIBIT 10.28

                               AGREEMENT OF LEASE

                              ENTERED INTO BETWEEN

                         SHIBBOLET (PROPRIETARY) LIMITED

                                       AND

                   QUINTILES CLINDEPHARM (PROPRIETARY) LIMITED

Jointly referred to as the Parties.

                                      INDEX

                               AGREEMENT OF LEASE

NO                   CLAUSE HEADINGS                        PAGE
--                   ---------------                        ----
1       Parties
2       Interpretation
3       Recordance
4       Letting and Hiring
5       Duration
6       Rental
7       Operating Costs
8       Increase in the Rates
9       Additional Charges
10      Electricity
11      Deposit
12      Insurance
13      Assignment and Subletting
14      Sundry Obligations of the Lessee
15      Maintenance and Repairs
16      Alterations, Additions and Improvements
17      Exclusion of Lessor's Liability and Indemnity
18      Lessor's Rights
19      Area of the Premises
20      Rules
21      Parking and Loading
22      Damage to or Destruction of Premises
23      Special Remedy for Breach
24      Option of Renewal
25      New Tenants and Purchasers
26      Costs
27      Domicilia and Notices
28      Whole Agreement
29      Non-Waiver
30      Warranty of Authority
31      Merchants' Association
32      Security for Payment by Lessee
33      Sale of Premises

                               AGREEMENT OF LEASE

1.       PARTIES:

         The parties to this lease are:

1.1      Shibbolet (Proprietary) Limited

         ("the Lessor"); and

1.2      Quintiles Clindepharm (Proprietary) Limited

         ("the Lessee").

2.       INTERPRETATION:

2.1 In this Agreement, except in a context indicating that some other meaning is intended:

         2.1.1 "THIS AGREEMENT" means this Agreement together with all appedicis and annexures;

         2.1.2 "ASSOCIATE" in relation to the Lessee means a company, which is for the time being:

                  2.1.2.1 a subsidiary or holding company of the Lessee within the meaning ascribed to such terms in the Companies Act 61 of 1973; or

                  2.1.2.2 a subsidiary or holding company of a company referred to in 2.1.2.1 above;

         2.1.3 "THE BUILDING" means the buildings known as Centurion Science Park, Phases IV, situated on the Property, and includes, where the context so allows, all permanent improvements on the Property;

         2.1.4 "COMMON AREAS" means portions of the Building which are not suitable for letting and are not actually let by the Lessor;

         2.1.5 "DAY" means any day of the week, excluding Saturdays, Sundays and public holidays;

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

         2.1.6 "THE LEASE PERIOD" means the period for which this lease subsists, including any period for which it is renewed;

         2.1.7 "THE LESSOR" means Shibbolet (Proprietary) Limited, a company duly incorporated in terms of the Company Laws of the Republic of South Africa;

         2.1.8 "THE LESSEE" means Quintiles Clindepharm (Proprietary) Limited, a company duly incorporated in terms of the Company Laws of the Republic of South Africa;

         2.1.9    "MONTH" means a calendar month, and more specifically

                  2.1.9.1 in reference to a number of months from a specific date, a calendar month commencing on that date or the same date of any subsequent month; and

                  2.1.9.2 in any other context, a month of the calendar, that is, one of the 12 months of the calendar,

                  2.1.9.3  and "monthly" has the corresponding meaning;

         2.1.10   "OPTION PERIOD" means the period referred to in clause 24;

         2.1.11   "THE PARTIES" means the parties to this Agreement;

         2.1.12 "THE PREMISES" means Phase IV of Centurion Science Park, further identified by the annexed plans signed by the parties and having a Rentable Area of 3316 (Three Thousand Three Hundred and Sixteen) square metres of offices and 134 (One Hundred and Thirty Four) square metres of storerooms; and also including the parking areas as set out in 21 and in respect of which the Premises shall comprise air conditioned offices as they existed at the commencement date.

         2.1.13 "THE PROPERTY" means Erf 2457, Lyttelton Manor X 3, Centurion, including the Premises;

         2.1.14   "THE PRIME RATE" means the public quoted basic rate of

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

                  interest per annum (as certified by any manager of ABSA Bank) at which that bank lends on unsecured overdraft to its most favoured customers in the private bank sector, compounded monthly in arrears and calculated on a 365 (three hundred and sixty five) day year factor irrespective of whether the year is a leap year of not;

         21.15 "THE RATES" means the assessment rates and all taxes of what so ever nature payable on the Property and includes any other charges payable by the Lessor to the local authority (such as, but not limited to, refuse removal charges or sanitary fees), but not charges for water, electricity or gas;

         2.1.16 "RENTABLE AREA" in relation to the Premises means the area of the Premises determined in accordance with clause 19;

         2.1.16 "YEAR" means a period of 12 consecutive months, and "yearly" refers to a year commencing on the date on which the lease comes into operation or any anniversary of that date;

2.2 references to notices, statements and other communications by or from the Lessor include notices by or from the Lessor's agent;

2.3      expressions in the singular also denote the plural, and vice versa;

2.4 words and phrases denoting natural persons refer also to juristic persons, and vice versa; and

2.5 Pronouns of any gender include the corresponding pronouns of the other gender;

2.6 If any provision in a definition is a substantive provision conferring rights or imposing obligations on any party, notwithstanding that it appears in the definition clause only, effect shall be given to it as if it were a substantive provision in the body of the agreement.

2.7 Words and expressions defined in any sub-clause shall, for the purpose of the clause of which that sub-clause forms part, bear the meaning assigned to such words and expressions in that sub-clause.

2.8 If a particular number of days are referred to in this agreement, such number of days shall be reckoned exclusively of the first day and inclusively of the last day of the number of days, which is specified.

2.9 Any provision of this lease imposing a restraint, prohibition or restriction on the Lessee shall be so construed that the Lessee is not only bound to comply therewith but is also obliged to procure that the same restraint, prohibition or restriction is observed by everybody occupying or entering the Premises or any other part of the Property or the Building through, under, by arrangement with, or at the invitation of, the Lessee, including (without limiting the generality of this provision) its Associates and the directors, members, officers, employees, agents, customers and invitees of the Lessee or its Associates.

2.10 Clause headings appear in this lease for purposes of reference only and shall not influence the proper interpretation of the subject matter.

2.11 This lease shall be interpreted and applied in accordance with South African law.

3.       RECORDANCE:

         It is recorded that:

3.1      The Lessor is the owner of the Property;

3.2      The Lessee wishes to hire and the Lessor wishes to lease, the Property;

3.3 This Agreement sets out the terms and conditions agreed upon between the parties in relation to such lease.

4        LETTING AND HIRING:

         The Lessor lets and the Lessee hires the Premises on the terms of this Agreement.

5        DURATION:

         This Agreement shall:

5.1 come into operation on 1 March 2003 (the commencement date) and shall subsist for 3 (Three) years and 1 (One) months notwithstanding the date of signature hereof;

5.2      terminate, unless renewed in terms of 5.3, on 31 March 2006;

5.3      be renewable at the option of the Lessee for a further period of 5
         (Five) years.

5.4 The option contained in 5.3 shall be exercisable on notice, as provided for in this Agreement and in terms of the provisions as set out in 24, by the Lessee to the Lessor given not less than 6 (six) months prior to the date on which this Agreement would expire if it were not for the exercise of such option.

6.        RENTAL:

6.1     The monthly rental payable by the Lessee to the Lessor:

         6.1.1 in respect of the Premises during the period commencing on the commencement date and ending on the day prior to the first anniversary of the commencement date or, if the commencement date does not fall on the first day of a month, on the last day of the month in which the first anniversary of the commencement date falls, shall be R 53.24 (Fifty Three Rand and Twenty Four Cents) per square meter for offices and R
                  36.30 (Thirty Six Rand and Thirty Cents) per square meter for storerooms (amounting to a total rental of R 181 408.04 (One Hundred and Eighty One Thousand Four Hundred and Eight Rand and Four Cents) per month;

         6.1.2 in respect of the Premises on 1 August 2003 a rental of 10% (Ten per centum) higher than the rental payable in respect of the property for the final month of the preceding year and thereafter in respect of each subsequent year during the initial period, commencing on 1 April 2000, a rental of 10% (Ten per centum) higher than the rental payable in respect of the property for the final month of the preceding year.

6.2 Should the Lessee exercise the option contained in 5.3, the rental during the option period shall be such rental as may be agreed upon in writing between the Lessor and the Lessee or, failing such agreement between the Lessor and the Lessee within 3 (three) months after the date of the exercise of such option, a fair market rental determined in accordance with the applicable provisions of this clause 6.

6.3 For the purpose of 6.2, the fair market rental of the property during the option period shall be deemed to be the rental which a willing

         Lessee would be prepared to pay a willing Lessor in respect of the property for the option period, if agreed upon on the date of receipt by the Lessor of the notice referred to in 5.4, and as determined by an expert agreed upon in writing between the Lessor and the Lessee for that purpose or, failing agreement between them within 14 (fourteen) days, as determined by an expert nominated for that purpose at the request of the Lessor or the Lessee by the president of The South African Institute of Estate Agents.

6.4 Notwithstanding the provision of 6.3, should either the Lessor or the Lessee be dissatisfied with the fair market rental determined by the expert agreed upon or nominated in terms of 6.3, and the party who is so dissatisfied ("THE DISSATISFIED PARTY") notify the other party within 14 (fourteen) days after the determination of such expert of his dissatisfaction, then the matter shall be referred to another expert nominated by the president of the South African Institute of Estate Agents for the determination of such fair market rental.

6.5 Should the fair market rental of the property as determined by the expert nominated in terms of 6.4 ("THE SECOND EXPERT"):

         6.5.1 not be 10% (Ten per centum) more or less than the fair market rental of the property as determined by the expert agreed upon or nominated in terms of 6.3 ("THE FIRST EXPERT"), then:

                  6.5.1.1 the fair market rental of the property shall be deemed to be the fair market rental of the property as determined by the first expert;

                  6.5.1.2 the dissatisfied party shall pay all costs incurred in connection with the services rendered by the second expert;

         6.5.2 be 10% (ten per centum) more or less than the fair market rental as determined by the first expert, then:

                  6.5.2.1 the fair market rental of the property shall be deemed to be the average of the fair market rentals of the property as determined by the first and second experts;

                  6.5.2.2 in the event of the fair market rental of the property as determined by the second expert being higher than the fair market rental of the property as determined by the first expert, the Lessee shall pay all costs incurred in connection with the services rendered by the second expert;

                  6.5.2.3 in the event of the fair market rental of the property as determined by the second expert being lower than the fair market rental of the property as determined by the first expert, the Lessor shall pay all costs incurred in connection with the services rendered by the second expert.

6.6      For the purposes of the preceding provisions of this 7, should:

         6.6.1 the Lessor notify the Lessee that it is prepared to agree to the fair market rental of the property being deemed to be less; or

         6.6.2 the Lessee notify the Lessor that it is prepared to agree to the fair market rental of the property being deemed to be more than the fair market rental of the property as determined by the first expert, within 7 (seven) days after the determination of the first expert, then the fair market rental of the property as determined by the first expert shall be deemed to be the higher or lower rental notified by the Lessor or Lessee to the Lessee or Lessor (as the case may be).

6.7 The costs incurred in respect of the services rendered by the first expert shall be borne and paid by the parties in equal shares.

6.8 Any additional amount payable by the Lessee in respect of Operating Costs, Rates and Additional Charges, in terms of 7, 8 and 9 shall be added to the rental payable by the Lessee, and:

         6.8.1    the Lessee shall be liable to pay such increased rental;

         6.8.2 the terms and conditions of this agreement in respect of rental generally shall apply mutatis mutandis to such increased rental.

6.9 The rentals referred to above are exclusive of value-added tax, and the Lessee shall, in addition to the rental, be liable for the payment of value-added tax thereon.

6.10 The aforesaid rental shall be paid monthly in advance on the first day of each and every month, without deduction or set-off and free of exchange to the Lessor at ABSA Bank Lyttelton Account Number 600 164 570, or at such other place in Gauteng as the Lessor may direct in writing.

6.11 All amounts payable by the Lessee to the Lessor in terms of this agreement, and which are not paid on the due date thereof shall, without prejudice to any rights which the Lessor may otherwise have, bear interest with effect from the due date of such payment at the prime rate, for the period that elapses from such due date up to and until 5 (five) days after date of the letter of demand and thereafter such an amount shall bear interest at a rate per annum of 400 (Four hundred) basis points higher than the prime rate until date of final payment.

6.12 The Lessee shall not withhold, defer, or make any deduction from any payment due to the Lessor, whether or not the Lessor is indebted to the Lessee or in breach of any obligation to the Lessee.

7.       OPERATING COSTS:

7.1      For the purposes of this clause 7:

         7.1.1 "THE OPERATING COSTS" means the reasonable costs (for which the Lessee is not otherwise liable in terms of this lease) incurred by the Lessor in connection with the ownership, management, maintenance, repair and operation of the Property and the Building, including, but not limited to, the Rates and the costs of:

                  7.1.1.1  cleaning the Building and the Property;

                  7.1.1.2  providing security in respect of the Building;

                  7.1.1.3  maintaining lifts and escalators, if any;

                  7.1.1.4 providing electricity, water, gas, oil or any necessary service to Common Areas

                  7.1.1.5  maintaining internal roofs, walls and finishes

                  7.1.1.6  gardens and gardening services and maintenance.

7.2 All the above Operating Costs are not included in the rental amount as set out in 6 above and until such time as these costs are incurred by the Lessor, in terms of a further written agreement, the Lessee shall be responsible for such services at its own cost.

8.       INCREASES IN THE RATES:

8.1 Whenever the Rates are increased during the Lease Period, the Lessor may, by written notice to the Lessee, increase the monthly rent for the Premises by an amount which bears the same ratio to the increase in Rates, calculated on a monthly basis, as the rent payable by the Lessee for the Premises bears for the time being to the total rentals receivable by the Lessor from all tenants of the Building. Every such increase in the rent shall take effect on the first day of the month following that in which the Lessor's notice of the increase is received by the Lessee or, whichever is the later, the date on which the corresponding increase in the Rates takes effect.

8.2 For the purposes of 8.1, any premises in the Building which are not part of the Common Areas but are unlet for the time being shall be deemed to be let for the rental that was last receivable by the Lessor for the same premises or, if they were never let, a fair market rental determined in good faith by a reputable estate agent appointed by the Lessor).

9.       ADDITIONAL CHARGES:

9.1 In addition to paying the rent and other amounts, the Lessee shall reimburse the Lessor, monthly in arrear, within 7 (Seven) days after receiving an account from the Lessor reflecting the amount(s) so payable, with the cost of water consumed on the Premises, determined at prevailing municipal rates in accordance with readings of separate submeters or, if there are no such submeters, on the basis of the Lessee being liable to bear 100 % ( One Hundred percent) of the total cost of all water consumed on the Property.

9.2 If any additional levy, not dealt with under 7,8 and 9, payable by the Lessor in respect of the Property, Building or Premises, be increased from time to time during the duration of this lease so as to exceed the amount of such levy as at the commencement date; or a new levy or impost cost or expense of whatsoever nature, not in force as at commencement date, be imposed at any time thereafter on the Lessor, by virtue of its being the owner of the property, then the Lessor shall be entitled to increase the monthly rental for the property by an amount equal to one-twelfth of the yearly amount of that increase or new levy or impost multiplied by the Lessee's Contribution Percentage being an increase in respect of an item, charge or cost as contemplated by 6.8 with effect from the date upon which that increase or new levy or impost takes effect.

10.      ELECTICITY:

         The Lessee shall be responsible for the payment of all electricity charges related to the Premises and in this regard such electricity consumption shall be determined by separate meter allocated to the

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         Premises.

11.      DEPOSIT:

11.1 On entering into this Agreement the Lessee shall pay the Lessor a deposit of R 0.00 ( Nil Rand), which amount the Lessor may apply, in whole or part, in meeting any payment due by the Lessee to the Lessor at any time during the Lease Period or after the termination of this Agreement.

11.2 Whenever during the Lease Period the deposit is so applied in whole or part, the Lessee shall on demand reinstate the deposit to its original amount.

11.3 As soon as all the obligations of the Lessee to the Lessor have been discharged following the termination of this Agreement, the Lessor shall refund to the Lessee, free of interest, so much of the deposit as has not been applied in terms of the above provisions.

12.      INSURANCE:

12.1 The Lessee shall not keep or do in or about the Property, Building or Premises anything which is liable to enhance any of the risks against which the Property or Building is insured for the time being to the extent that such insurance is rendered void or voidable or the premiums of such insurance are, or become liable to be, increased.

12.2 Without prejudice to any other right of action or remedy which the Lessor may have arising out of a breach of the aforegoing provision, the Lessor may recover from the Lessee on demand the full amount of any increase in insurance premiums in respect of the Property or Building attributable to such breach.

13.      ASSIGNMENT AND SUBLETTING:

13.1 The Lessee shall not be entitled, except with the prior written consent of the Lessor to:

         13.1.1 cede or assign all or any of the rights or obligations of the Lessee under this Agreement; or

         13.1.2 sublet or give up possession of the Premises, in whole or part, to any third party which is not an Associate of the

                  Lessee.

13.2 The Lessor shall be entitled, in its sole and absolute discretion, to withhold its consent to the subletting of the whole or part of the Premises by the Lessee to any other entity.

14.      SUNDRY OBLIGATIONS OF THE LESSEE:

         The Lessee shall:

14.1     keep the Premises clean and tidy;

14.2 not use the Premises or allow it to be used, in whole or part, for any purpose other than that of offices and laboratory facilities;

14.3 not place or leave any article or other thing in or about any passage, lift, stairway, pathway, parking garage, or other common part of the Property or Building so as to cause a nuisance or obstruction;

14.4 not bring into or unto the Property, Building or Premises any article which, by reason of its weight or other characteristics, is liable to cause damage to the Property, Building or Premises;

14.5 not contravene any of the conditions of title of the Property or any of the laws, rules or regulations affecting owners, tenants or occupiers of the Property or the Building and specifically any measure having the force of law with which the Lessor is obliged to comply as owner of the Property including without limiting the generality hereof all laws relating to environmental protection which may apply to the Lessee in general or specifically due to the nature of the Lessee's business;

14.6 not cause or commit any nuisance on the Property or in the Building or Premises or cause any annoyance or discomfort to other tenants or occupiers of the Property or Building;

14.7 not leave refuse or allow it to accumulate in or about the Property, Building or Premises except in the refuse bins provided;

14.8 refrain from interfering with the electrical, plumbing or gas installations or systems serving the Property, Building or Premises, except as may be necessary to enable the Lessee to carry out its obligations of maintenance and repair in terms of this Lease and then the Lessee shall only utilise persons properly qualified;

14.9 take all reasonable measures to prevent blockages and obstructions from occurring in the drains, sewerage pipes and water pipes serving the Property, Building or Premises;

14.10 provide at the Lessee's own expense all electric, fluorescent and incandescent light bulbs required in the Premises;

14.11 be responsible for all glass, both internal and external, on the Premises, including all mirrors, office fronts, and window panels;

14.12 keep the office fronts of the Premises illuminated during such reasonable hours as the Lessor may from time to time in writing direct;

14.13 procure that the decor of the Premises is maintained at a level which is in keeping with the standards of the Property and Building;

14.14 not paint, affix or attach to the Premises or any part of the Building any sign, notice, awning or canopy without the Lessor's prior written consent, which shall not be unreasonably withheld;

14.15 keep any such sign, notice, awning or canopy which has been so approved by the Lessor in good order, condition and repair at all times;

14.16 not erect any radio or television aerial on the roof or exterior walls of the Premises or the Building without the Lessor's prior written consent, which shall not be unreasonably withheld;

14.17 on the termination of this Agreement reinstate and return the property to the Lessor in the same good order and condition (fair wear and tear excepted) as it was in as at the commencement date;

14.18 have no claim of any nature whatsoever for any loss or damages which the Lessee may suffer ,including cancellation of this lease, as a result of:

         14.18.1 any defect in the property or any part thereof or any improvement thereon;

         14.18.2 vis major, casus fortuitus or any other causes which is either wholly or substantially outside the control of the Lessor;

         14.18.3 not do anything , which will damage the property or any of the improvements thereon;

14.19 be responsible during the duration of this Agreement for obtaining and renewing all licenses, permits or other consents in respect of the Lessee's business, and the failure to obtain such licenses or permits shall not be a ground for the cancellation of this Agreement by the Lessee; and

14.20 take out and maintain public liability insurance for an amount which, having regard to the nature of the Lessee's business, a prudent businessman would take out and maintain.

15.      MAINTENANCE AND REPAIRS:

15.1     The Lessee shall at its own expense and without recourse to the Lessor:

         15.1.1 throughout the Lease Period maintain in good order and condition the interior of the Premises and all parts thereof, including (without limitation of the generality of this obligation) all shop fronts, windows, doors, appurtenances, fixtures and fittings contained in the Premises;

         15.1.2 be responsible for all repairs of and maintenance to the parking bays and shade netting associated with such parking bays as set out in 21.5;

         15.1.3 promptly repair or make good all damage occurring in the Premises from time to time during the Lease Period, whatever the cause of such damage, and including damage to any part of the interior of the Premises or to any shop front, window, door, appurtenance, fixture or fitting, and replace all such items (as well as any keys) which have been broken, lost or destroyed (again regardless of cause); and

         15.1.4 on the termination of this lease, howsoever and whenever it terminates, return the Premises and all such parts thereof (including all keys) to the Lessor in good order, condition and repair, fair wear and tear excepted.

15.2 If the Lessee notifies the Lessor in writing within 5(Five) days after having taken possession of the Premises of the need for any repairs to or in the Premises or of the fact that any part of the Premises, including any lock, key, door, shop front, window, appurtenance, fixture or fitting, is damaged, missing, or out of order, the Lessor shall promptly cause the necessary repair or replacement to be effected at the Lessor's own expense. If or in so far as the Lessee does not give such notice, the Lessee shall be deemed to have acknowledged that the Premises and all parts thereof were intact, in place, and in good order, condition and repair when the Lessee took possession of the Premises under this lease.

15.3 The Lessor shall be responsible for the maintenance of, and for all repairs and replacements becoming necessary from time to time in or to, the Building and all parts thereof other than those which are the responsibility for the time being of tenants or of the local authority, and the Lessor's obligations in this respect shall include the maintenance and repair of the structure of the Building, all systems, works and installations contained therein, the roofs, the exterior walls, the lifts, the grounds and gardens, and all other parts of the Common Areas, provided that maintenance of the grounds and gardens and all other parts of the Common Areas will only commence once the Lessor has taken over responsibility for such, based on a further written agreement between the parties, and until such time as the responsibility is so taken over by the Lessor the Lessee shall be responsible for such maintenance at its own cost.

15.4 The Lessor shall not, however, be in breach of clause 15.3 in so far as any of its obligations thereunder are not or cannot be fulfilled by reason of any vis maior or the acts or omissions of others over whom the Lessor has no direct authority or control, and where the Lessor is indeed in breach of clause 15.3, the Lessee's only remedy against the Lessor shall be a right of action for specific performance.

15.5 Should the Lessee fail to carry out any of its obligations under this Agreement with regard to any maintenance, repair or replacement, the Lessor shall be entitled, without prejudice to any of its other rights or remedies, to effect the required item of maintenance, repair or replacement and to recover the cost thereof from the Lessee on demand.

16.      ALTERATIONS, ADDITIONS AND IMPROVEMENTS:

16.1 The Lessee shall not make any alterations or additions to the Premises without the Lessor's prior written consent, but the Lessor shall not withhold its consent unreasonably to an alteration or addition which is not structural,

16.2 If the Lessee does alter, add to, or improve the Premises in any way, whether in breach of 16.1 or not, the Lessee shall, if so required in writing by the Lessor, restore the Premises on the termination of this

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

         Agreement to its condition as it was prior to such alteration, addition or improvement having been made. The Lessor's requirement in this regard may be communicated to the Lessee at any time, and this 16.2 shall not be construed as excluding any other or further remedy which the Lessor may have in consequence of a breach by the Lessee of 16.1.

16.3 Save for any improvement which is removed from the Premises as required by the Lessor in terms of clause 16.2, all improvements made to the Premises shall belong to the Lessor and may not be removed from the Premises at any time. The Lessee shall not, whatever the circumstances, have any claim against the Lessor for compensation for any improvement to the Premises, nor shall the Lessee have a right of retention in respect of any improvements.

17.      EXCLUSION OF LESSOR FROM CERTAIN LIABILITY AND INDEMNITY:

17.1 The Lessee shall have no claim for damages against the Lessor and may not withhold or delay any payment due to the Lessor by reason directly or indirectly of:

         17.1.1 a breach by the Lessor of any of its obligations under this Agreement;

         17.1.2 any act or omission of the Lessor or any agent or servant of, or contractor to, the Lessor, whether or not negligent, or otherwise actionable at law, and including (without limiting the generality of the aforegoing) any act or omission of any cleaner, maintenance person, handyman, artisan, labourer, workman, watchman, guard, or caretaker;

         17.1.3 the condition or state of repair at any time of the Property, the Building, or any part of the Property or the Building;

         17.1.4 any failure or suspension of, or any interruption in, the supply of water, electricity, gas, air-conditioning, heating, or any other amenity or service to the Premises, the Building, or the Property (including, without generality being limited, any cleaning service), whatever the cause;

         17.1.5 any breakdown of, or interruption in the operation of, any machinery, plant, equipment, installation or system situated in or on, or serving the Property, the Building, or the Premises, and including (but without limiting the generality of the aforegoing) any lift, escalator, geyser, boiler, burglar alarm, or security installation or system, again regardless of cause;

         17.1.6 any interruption of, or interference with, the enjoyment or beneficial occupation of the Premises or any of the Common Areas of the Property or the Building caused by any building operations or other works to or in the Building or elsewhere on or about the Property, whether by the Lessor or by anybody else; or

         17.1.7 any other event or circumstance whatever occurring, or failing to occur, upon, in, or about the Property, the Building, or the Premises, whether or not the Lessor could otherwise have been held liable for such occurrence or failure,

         17.1.8 and the Lessee indemnifies the Lessor against all liability to any of the associates, directors, members, agents, customers, servants, guests and other invitees of the Lessee or of any of its Associates, and all other persons who may enter upon the Premises or any parts thereof through or under the Lessee, in consequence of any such matter as is referred to in clauses
                  17.1.1 to 17.1.7 above and further indemnifies the Lessor against any claim made against the Lessor by anyone for any loss or damage suffered in or on the property or in consequence of any act or omission of the Lessee's servants or agents.

17.2 The Lessor shall not, however, be excused from specific performance of any of its obligations under this Agreement, whether express or implied, and particularly (but not only) its obligations to afford the Lessee occupation and enjoyment of the Premises as contemplated by this Agreement and to carry out such maintenance and repairs as are incumbent upon the Lessor in terms hereof.

17.3 The Lessor does not warrant that the Premises are suitable for the purposes of the Lessee or any of its Associates or that the Lessee or any of its Associates will be granted any licence or consent which may be necessary for the carrying on of any business or activity in the Premises.

18.      LESSOR'S RIGHTS:

18.1 The Lessor's representatives, agents, servants and contractors may at all reasonable times, without thereby giving rise to any claim or right of action on the part of the Lessee or any other occupier of the
         Premises:

         18.1.1 enter the leased Premises in order to inspect them, to carry out any necessary repairs, replacements or other works, or to perform any other lawful function in the bona fide interests of the Lessor or any of the occupiers of the Property; or

         18.1.2 carry out elsewhere in the Building or on the Property any necessary repairs, replacements or other works;

         but the Lessor shall ensure that this right is exercised with due regard for, and a minimum of interference with, the beneficial enjoyment of the Premises by those in occupation thereof.

18.2     The Lessor shall have the right:

         18.2.1   to display at the property:

                  18.2.2.1 a "TO LET" notice during the period of 6 (six) months immediately preceding the termination of the lease;

                  18.2.2.2 a "FOR SALE" notice at any time during the currency of this lease;

         18.2.2 to show any prospective tenants or buyers of the property the property on reasonable notice during reasonable hours on business days;

         18.2.3 to display on the property any notice which may be required by the Lessor or any of the tenants or prospective tenants of the Lessor in connection with any applications for a license for any business to be carried on, on the property;

19.      AREA OF THE PREMISES:

19.1 If it is necessary in terms of this lease to determine the area, in square metres, of the Premises or any other part of the Building, such determination shall be made according to the SAPOA standard method for measuring floor areas. Any dispute between the Lessor and the Lessee as to any such area shall be determined by an independent architect, acting as expert and not arbitrator, whose certificate as to such area shall be final and binding on the parties. If the parties fail to agree on the identity of such architect, he shall be appointed by the Executive Director for the time being of the South African Institute of Architects.

19.2 The party who declares a dispute in relation to the square meters, as set out in 2.1.12, shall be responsible for the cost incurred relating to the determination by the independent Architect as contemplated above, in the event that such determination confirms the correctness of the square meters contain in 2.1.12. In the event that the independent architect determines a meterage other than that contained in 2.1.12, the cost of such determination shall be borne by the parties equally.

20.     RULES:

20.1 The Lessee shall at all material times comply with such reasonable rules and regulations as are laid down in writing by or on behalf of the Lessor for observance by tenants and other occupiers of the Property, their customers and their invitees, including (without generality being limited) rules and regulations in connection with:

         20.1.1 the security of the Property and the protection of persons and property thereon, including in particular (again without generality being restricted) any rules for the control and identification of persons and vehicles entering the Property or any parts thereof;

         20.1.2   the driving and parking of vehicles on or about the Property;

         20.1.3 the utilisation of common amenities and facilities on the Property;

         20.1.4   the air-conditioning plant, if any, servicing the Building;

         20.1.5 the prohibition or restriction of specific activities and practices which are actually or potentially detrimental to the general interests of traders in the Building; and

         20.1.6 the loading and off-loading of merchandise and other articles on and about the Property.

20.2 20.1 shall not be construed as implying that the Lessor assumes any liability, which it would not otherwise have had in connection with the subject matter of any such rule or regulation.

21.      PARKING AND LOADING:

21.1 The Lessee shall throughout the Lease Period have the exclusive use for its directors, officers, members, partners, employees, clients, customers and invitees of 27 (Twenty Seven) Shaded parking bays and 109 (One Hundred and Nine) Basement parking bays as identified on the plan being A5, at an initial monthly rental of R 163.35 (One Hundred and Sixty Three Rand and Thirty Five Cents) per Shaded parking bay and R
         297.00 (Two Hundred and Ninety Seven Rand) per Basement parking bay, payable in addition to, and increasing from time to time simultaneously with and proportionately to, the rent and or other increases as contemplated in 7,8 and 9 for the Premises (whatever the cause or basis of such increase).

21.2 All the terms of this Agreement relating to the Premises themselves shall apply mutatis mutandis to the loading bay(s) and parking bay(s)/garage(s) referred to in 21.1 except those which are obviously inapplicable.

21.3 Without derogation from any rules or regulations in force for the time being as envisaged in 20.1, the Lessee shall procure that the loading and off-loading of merchandise and other articles in connection with the business carried on in the Premises are carried out:

         21.3.1 only in the bay(s) let to the Lessee in terms of 21.1 and such other loading bay(s)/area(s) as are provided for the purpose; and

         21.3.2 with due regard and consideration for the interests of other traders in the Building and the general public.

21.4 The provisions of this 21, in respect of the lease of parking bays or additional parking bays, shall endure for the duration of this Agreement and shall terminate simultaneously with this Agreement.

21.5 The Lessor shall be responsible for the maintenance and upkeep of the covered parking bays but the Lessee shall specifically be responsible for all damage which may occur in respect of such

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

         parking bays, resulting from the wilful or negligent acts of its employees, clients or visitors, or any other person and the Lessee shall pay to the Lessor, on demand, all such costs incurred by the Lessor in the repair of damaged parking bays.

22.      DAMAGE TO OR DESTRUCTION OF PREMISES:

22.1 If the Building or Premises is destroyed or so damaged that the Lessee can no longer beneficially occupy the Premises, this lease shall terminate when that happens unless the parties agree otherwise in writing.

22.2 If the Premises is significantly damaged but can still be beneficially occupied, this Agreement shall remain in force and the Lessor shall repair the damage without undue delay, but the rent shall be abated so as to compensate the Lessee fairly for the effects of the damage and repair work on the enjoyment of the Premises. Failing agreement on such abatement or on the applicability of this clause to any particular circumstances, the matter shall be referred to an expert appointed by the parties jointly or, if they do not agree on such appointment, nominated by the President for the time being of The Institute of Estate Agents of South Africa, and the decision of such expert shall be final and binding. The expert's fees and disbursements, including any inspection costs, shall be borne and paid by the parties in equal shares. Pending determination of the abatement the Lessee shall continue to pay the full rent for the Premises as if they had not been damaged, and as soon as the matter has been resolved the Lessor shall make the appropriate repayment, if any, to the Lessee.

22.3 Subject to 17, if any damage to the Premises or the destruction thereof is caused by an act or omission for which either party is responsible in terms of this Agreement or in law, the other party shall not be precluded by reason of any of the aforegoing provisions of this 22 from exercising or pursuing any alternative or additional right of action or remedy available to the latter party under the circumstances (whether in terms of this Agreement or in law).

23.      SPECIAL REMEDY FOR BREACH:

23.1 Should the Lessee default in any payment due under this Agreement and fail to remedy such default within 5 (five) days after receiving a written demand that it be remedied; or

23.2 fail to pay any amount owing in terms of this Agreement on due date, but within 5 (five) days after receipt of a notice from the Lessor requiring such payment to be made, on more than 3 (three) occasions falling within any period of 12 (twelve) calendar months; or

23.3 commit any other breach of any term or condition of this Agreement and fail to remedy that breach within a period of 30 (thirty) days after receipt of a notice from the Lessor calling on the Lessee to do so, then, in any such event, the Lessor shall be entitled to cancel this Agreement, by notice to the Lessee, without prejudice to any rights, which the Lessor may have against the Lessee as a result thereof, then the Lessor shall be entitled, without prejudice to any alternative or additional right of action or remedy available to the Lessor under the circumstances without further notice, to cancel this Agreement with immediate effect, be possession of the Premises, and recover from the Lessee damages for the default or breach and the cancellation of this Agreement.

23.4 Clause 23.1 shall not be construed as excluding the ordinary lawful consequences of a breach of this Agreement by either party (save any such consequences as are expressly excluded by any of the other provisions of this Agreement) and in particular any right of cancellation of this Agreement on the ground of a material breach going to the root of this Agreement.

23.5 In the event of the Lessor having cancelled this Agreement justifiably but the Lessee remaining in occupation of the Premises, with or without disputing the cancellation, and continuing to tender payments of rent and any other amounts which would have been payable to the Lessor but for the cancellation, the Lessor may accept such payments without prejudice to and without affecting the cancellation, in all respects as if they had been payments on account of the damages suffered by the Lessor by reason of the unlawful holding-over on the part of the Lessee.

24.      OPTION OF RENEWAL:

24.1 The Lessee shall have the right to renew this Agreement upon the terms and subject to the conditions set out below.

24.2 The period for which this lease may be so renewed is five years, commencing on the date immediately following the date of expiry of the initial term of this lease.

24.3 All the terms of this Agreement shall continue to apply during the renewal period, save that:

         24.3.1   the rent shall be determined as set out in clause 6; and

         24.3.2   there shall be no further right of renewal.

24.4 The right of renewal shall be exercised by notice in writing from the Lessee to the Lessor given and received not later than 6 (six) months prior to the date on which the renewal period is to commence, and shall lapse if not so exercised.

24.5 If the right of renewal is duly exercised, this Agreement shall be renewed automatically and without the need for any further act of the parties.

24.6 The Lessee may not, however, exercise the right of renewal while in breach or default of any of the terms of this Agreement.

24.7 If this Agreement does not endure at least for the full term for which it is initially contracted, the right of renewal shall lapse and any notice of exercise thereof given prior to such lapsing shall be null and void.

27.      NEW TENANTS AND PURCHASERS:

         The Lessee shall at all reasonable times:

25.1 during the Lease Period, allow prospective purchasers of the Property or of any shares or other interests in the Lessor; and

25.2 during the last 6 (six) months of the Lease Period, allow prospective tenants or purchasers of the Premises, to enter and view the interior of the Premises.

27.      COSTS:

         Each party shall bear its own legal costs incurred in the preparation and negotiation of this lease provided that the stamp duty payable thereon shall be borne and paid by the Lessee.

27.      DOMICILIA AND NOTICES:

27.1 The parties choose as their domicilia citandi et executandi the addresses mentioned in clause 27.2, provided that such domicilium of either party may be changed by written notice from such party to the other party with effect from the date of receipt or deemed receipt by the latter of such notice.

27.2     The parties domicilia addresses:

         27.2.1             The Lessor:
                            The Centurion Wine Centre
                            123 Amkor Road
                            Lyttelton Manor X3
                            Centurion
                            0157

         27.2.2            The Lessee:

                           At the Premises

27.3 Any notice, acceptance, demand or other communication properly addressed by either party to the other party at the latter's domicilium in terms hereof for the time being and sent by prepaid registered post shall be deemed to be received by the latter on the 7th (seventh) business day following the date of posting thereof. This provision shall not be construed as precluding the utilisation of other means and methods (including telefacsimile) for the transmission or delivery of notices, acceptances, demands and other communications, but no presumption of delivery shall arise if any such other means or method is used.

28.      WHOLE AGREEMENT:

28.1     This is the entire agreement between the parties.

28.2 Neither party relies in entering into this agreement on any warranties, representations, disclosures or expressions of opinion which have not been incorporated into this agreement as warranties or undertakings,

28.3 No variation or consensual cancellation of this agreement shall be of any force or effect unless reduced to writing and signed by both parties.

29.      NON-WAIVER:

29.1 Neither party shall be regarded as having waived, or be precluded in any way from exercising, any right under or arising from this lease by reason of such party having at any time granted any extension of time for, or having shown any indulgence to, the other party with reference to any payment or performance hereunder, or having failed to enforce, or delayed in the enforcement of, any right of action against the other party.

29.2 The failure of either party to comply with any non-material provision of this lease shall not excuse the other party from performing the latter's obligations hereunder fully and timeously.

30.      WARRANTY OF AUTHORITY:

         The person signing this lease on behalf of the Lessee expressly warrants his authority to do so.

31.      SECURITY FOR PAYMENT BY LESSEE:

31 As security for the due performance by the Lessee of the Lessee's obligations in terms of this Agreement the Lessee shall provide the Lessor on the date of signature of this Agreement by the party last signing, with, at the choice of the Lessor, either or both:

         31.1.1 A signed suretyship binding the Lessee to the Lessor in writing as surety and co-principal debtor for all the obligations of the Lessee to the Lessor under this Agreement as well as those arising in consequence of any termination thereof; and/or

         31.1.2 an unconditional and irrevocable bank guarantee, in a form and from an institution acceptable to the Lessor, of the due payment by the Lessee of the rental or any other amounts payable in terms of this agreement, provided that the liability of the guarantor shall be limited to an amount equal to four months rental, such rental to be the rental applicable to the year in respect of which the amount become owing, having taken all escalations into account.

31.2 The provision of the security as set out in this clause shall act as a suspensive condition to this Agreement becoming operational except as set forth in this clause and unless provision of such security is waived by the Lessor in writing in terms of 31.3, this lease shall not come into operation but shall be null and void save that the Lessee shall then solely bear and pay, or reimburse the Lessor on demand with, the costs of this lease and the Lessor's expenses in reletting the Premises, including any agent's commission and advertising costs.

31.3 The Lessor, by his signature to this agreement, waives the provision of security as contemplated in 31.2. The parties however agree that the Lessor shall at any time during the Lease Period be entitled to call for such security in writing and the Lessee shall within 7 (Seven) days after receiving such notice provide the security called for failing which the Lessee shall be in breach of this agreement.

32.      SALE OF PREMISES

The validity of this lease shall not in any way be affected by the transfer of the Property, Building or Premises from the Lessor pursuant to a sale thereof. It shall accordingly, upon registration of transfer of the Property, Building or Premises into the; name of the purchaser, remain of full force and effect save that the purchaser shall be substituted as lessor and acquire all rights and be liable to fulfil all the obligations which the Lessor, as lessor, enjoyed against or was liable to fulfil in favour of the Lessee in terms of this Agreement.

DATED at  Centurion  on 24 April 2003.

AS WITNESSES:

1.   /s/ [illegible]                           /s/ [illegible]
     -------------------------------------     ---------------------------------
                                               For and on behalf of Shibbolet
                                               (Proprietary) Limited

2.   /s/ [illegible]
     -------------------------------------

DATED at Pretoria on 16 April 2003.

AS WITNESSES:

1.   /s/ [illegible]                           /s/ [illegible]
     -------------------------------------     ---------------------------------
                                               For and on behalf of Quintiles
                                               Clindepharm (Proprietary) Limited

2.   /s/ [illegible]
     -------------------------------------


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